UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2009

 Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, Orleans Homebuilders, Inc. (the “Company”) entered into  a second limited waiver and amendment extension letter (the “Second Amendment Extension Letter”) with Wachovia Bank, National Association, as agent (the “Agent”), in connection with the Company’s Second Amended and Restated Revolving Credit Loan Agreement by and among the Company, its wholly owned subsidiary, Greenwood Financial, Inc., certain affiliates of Greenwood Financial, Inc.,  the Agent, and various other lenders dated as of September 30, 2008 (as amended to date, the “Credit Facility”).   Subject to certain conditions, the Second Amendment Extension Letter effectively extends through January 29, 2010 (subject to earlier termination and the ability of Agent to extend the period of effectiveness through February 12, 2010, provided that certain conditions described below are satisfied) certain amendments to the Credit Facility made by the Second Amendment to the Credit Facility and continued by the Third Amendment to the Credit Facility and the limited waiver and amendment extension letter dated November 4, 2009 (the “Amendment Extension Letter”).  In addition, the Second Amendment Extension Letter continues the temporary waiver of compliance with certain covenants set forth in the Credit Facility and temporarily waives compliance with certain other additional covenants set forth in the Credit Facility.  The Second Amendment Extension Letter was effective on December 18, 2009.  The summary of the material terms of the Second Amendment Extension Letter set forth below is qualified in its entirety by reference to the text of the Second Amendment Extension Letter, a copy of which is attached hereto as Exhibit 10.1.

Through January 29, 2010 and subject to the expiration of the waiver and extension period upon the occurrence of events specified in the Second Amendment Extension Letter  as described below, (i) the Agent and the lenders continued their temporary waiver of the “Anticipated Events of Default” described in the Amendment Extension Letter, and (ii) temporarily waived the additional events of default that have occurred or are anticipated to occur under the Credit Facility as a result of or relating to:

•
Failure of the Company and the borrowers under the Credit Facility (collectively, the “Obligors”) to repay all obligations under the Credit Facility and cash collateralize the issuer’s maximum liability under each letter of credit outstanding under the Credit Facility on the December 20, 2009 maturity date;

•	Failure of the Obligors to pay the second additional fee as required by the Credit Facility (estimated to be approximately $1.4 million on December 20, 2009 (the “Second Additional Fee”));

•
OHI Financing, Inc.’s failure and anticipated failure to make interest payments under (i) the junior subordinated notes issued in August 2009 in exchange for certain outstanding trust preferred securities (the “Junior Subordinated Notes”), including $235,000 due on January 30, 2010; and (ii) the 8.52% junior subordinated notes underlying the $30 million issue of trust preferred securities, including  $639,000 due on each of  September 30, 2009 and December 30, 2009;

•	The insolvency of the Obligors and the inability of the Obligors to pay their debts as they mature.

Initially, the extension period during which the limited waiver is effective runs through January 29, 2010.  The waiver and extension period may, however, be extended through February 12, 2010 by the Agent if the Agent and the Company have satisfactorily documented the terms for amending and restating the Credit Facility in accordance with the terms upon which Agent and the other lenders would consider amending and restating the Credit Facility (the “Amendment Terms”), and no event of default has occurred under the Credit Facility (other than those waived in the Second Amendment Extension Letter).

The waiver and amendment extension period under the Second Amendment Extension Letter will, however, end immediately if:

•
A creditor of any Obligor exercises or commences any enforcement action against any Obligor (including without limitation, the acceleration of any OHI Financing subordinated debt as a result of OHI Financing, Inc.’s failure to make interest payments or any other default under the OHI subordinated debt);

•
One or more of the Lenders notifies the Agent that it is unwilling or unable to consent to the Amendment Terms and, in the reasonable judgment of the Agent, the Obligors and Lenders will be unable to reach a mutual agreement within a reasonable period of time;

•
The Company or any of its affiliates make any bonus payments, incentive payments or any similar payment to any officer, director, employee or affiliates (other than commission or construction bonus payments to field personnel in the ordinary course of business) during the waiver and amendment extension period;

•
A notice of borrowing for general working capital and corporate purposes fails to provide sufficient detail of the intended use of the advance (or the use is not deemed satisfactory to the Agent, but the payment is made over the Agent’s objection);

•	The Obligors fail to deliver financial statements to the Agent on the next business day after they are filed with the Securities and Exchange Commission;

•	The Obligors fail to deliver to the Agent any and all offers made to purchase the Obligors or their assets outside the ordinary course of business;

•	Any Obligor commence construction on any residential housing units for which there is not a qualifying agreement of sale without prior written consent of the Agent;

•	There is a purchase of any real estate by any Obligor without the prior written consent of the Agent;

•
The Company and its subsidiaries fail to keep all deposit accounts and securities accounts  subject to a security interest and control agreements in favor of the Agent, with certain exceptions, including an exception for certain accounts restricted from being pledged due to legal or regulatory restrictions, and certain other accounts holding funds not in excess of $7.5 million (the “Excluded Accounts”);

•
Obligors fail to deliver the report which lists the balances of cash and cash equivalents on a consolidated basis, including cash and cash equivalents in all Excluded Accounts, for each day of the previous week as required by the terms of the Credit Facility;

•
The Company holds and/or owns cash and cash equivalents determined on a consolidated basis in the amount in excess of $12,000,000 with respect to unrestricted cash and cash equivalents, provided that the Company may hold and/or own cash and cash equivalents in excess of $12,000,000 for no longer than two (2) consecutive business days so long as the excess is used to repay loans or otherwise reduce such cash amounts in accordance with the Credit Facility;

•
The Obligors file an amendment to any federal tax return claiming a tax refund with respect to the current net operating loss carry back law without concurrently filing any forms required by the Agent so the proceeds will be delivered directly to the Agent (in connection with its security interest in such federal tax refund); or

•	The occurrence of any event of default under the Credit Facility or the other loan documents, except those events of defaults waived under the Limited Waiver and Amendment Extension Letter.

Upon the termination of the waiver and extension period, the events of default described above will immediately constitute events of default under the Credit Facility with no further notice and the Agent and the lenders will be able to exercise all of their rights and remedies under the Credit Facility and under applicable law.

During the waiver and extension period, the borrowing base and the borrowing base availability calculations relating to borrowing base certificates delivered on or after October 30, 2009 will be made using the modifications to the definition of “Borrowing Base Availability” and to Article III of the Credit Facility (Notice of Borrowing; Borrowing Base and Borrowing Base Availability) in the Third Amendment to the Credit Facility, notwithstanding that such modifications, by their terms, are otherwise no longer effective.  As a result, the liquidity enhancements contained in the Second Amendment and Third Amendment to the Credit Facility will generally continue to be effective during the waiver and extension period.  However, during the waiver and extension period, the borrowing base availability will be reduced dollar-for-dollar by the aggregate liability relating to any letter of credit or tri-party agreement issued pursuant to the Credit Facility for which a draw request has been made (but not yet paid), in addition to amounts actually drawn under any such letter of credit or tri-party agreement.

Pursuant to the Second Amendment Extension Letter, the Agent, the Issuer and the Lenders have agreed that letters of credit issued under the Credit Facility may be extended to February 26, 2010 pursuant to the terms of the Credit Facility, except that no cash collateral is required to be posted.  Furthermore, Lenders will continue to extend to the Borrowers the Line of Credit after the Credit Facility maturity date and during the waiver and amendment extension period as if the Credit Facility maturity date was so extended, subject to the terms of the Credit Facility and the Second Amendment Extension Letter.

Notwithstanding the limited waiver and amendment extension, under the Second Amendment Extension Letter, the First Additional Fee of approximately $13.7 million was earned on October 31, 2009 and the Second Additional Fee of approximately $1.4 million was earned on December 20, 2009.  The Company does not have sufficient liquidity available to pay these fees.  The events of default caused by the failure to pay the First Additional Fee and Second Additional Fee are, however, waived during the waiver and amendment extension period, thereby effectively deferring payment of the fees until termination of the waiver and amendment extension period.  Furthermore, solely for purposes of certain certifications in any notice of borrowing relating to the tangible net worth covenant in the Credit Facility, the Obligors may make the certifications without giving effect to the accrual of the First Additional Fee and Second Additional Fee.

As previously announced by the Company on December 8, 2009, the Company agreed to a non-binding term sheet relating to a maturity extension and significant structural modification of the Credit Facility, and currently expects that it and its Lenders will enter into an amended and restated credit facility (the “Amended and Restated Credit Facility”) on or before January 29, 2010, or thereabouts, although the Company can offer no assurance that it will be able to do so.  The Company believes that the Amended and Restated Credit Facility, if completed in accordance with the non-binding term sheet, should provide the Company with adequate liquidity to continue its operations in the near term, including potentially for up to the next 12 to 18 months.  Any Amended and Restated Credit Facility will be subject to an affirmative vote by each of the approximately 16 lenders party to the Credit Facility and the Company can offer no assurances that each of the lenders will approve the  Amended and Restated Credit Facility or as to specific terms of any document that may be approved.  The Company anticipates that even if it successfully enters into the  Amended and Restated Credit Facility, without either a refinancing, recapitalization or outright Company sale within approximately 12 months from closing the  Amended and Restated Credit Facility in accordance with the non-binding term sheet, or further modifications to the  Amended and Restated Credit Facility as contemplated, the Company would be unlikely to have sufficient liquidity to continue its normal operations for an extended period thereafter.

The Company anticipates that without the effectiveness of the  Amended and Restated Credit Facility: (i) the Credit Facility will otherwise effectively mature on approximately January 29, 2010 as a result of the expiration of the extension period under the Second Amendment Extension Letter (subject to earlier termination and the ability of Agent to extend the period of effectiveness through February 12, 2010 as discussed above); (ii) the Company will likely not have sufficient liquidity to continue its normal operations at or before that time; and (iii) without an additional temporary amendment on or before January 15, 2010, the due date of the Company’s borrowing base certificate as of December 31, 2009, or within approximately one week thereafter, the Company will likely experience liquidity problems due to borrowing base limitations or covenant or other defaults under the Credit Facility on or before January 15, 2010.  In addition, in the event that, at any time, a beneficiary of a letter of credit issued under the Credit Facility draws under the letter of credit issued to it, any such draw will have an adverse effect on the Company’s ability to borrow under the Credit Facility and draws of any significant amount of letters of credit will materially adversely affect the Company’s liquidity and ability to continue its operations.  For additional discussion of the Company’s liquidity, please refer to the Liquidity and Capital Resources section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009 and December 18, 2009, the Company’s Form 12b-25 related to Form 10-K filed with the Securities and Exchange Commission on September 29, 2009, and the Company’s Form 12b-25 related to Form 10-Q filed with the Securities and Exchange Commission on November 17, 2009.

On December 18, 2009, the Company issued a press release announcing the Second Amendment Extension Letter, a copy of which is furnished herewith as Exhibit 99.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 1.01 is incorporated herein by reference.

But for the Second Amendment Extension Letter, the occurrence of one of more of the anticipated events of default described above would allow the lenders to exercise all of their remedies under the Credit Facility, including accelerating payment of the entire amount outstanding under the Credit Facility.  As of December 21, 2009, there is approximately $317.9 million outstanding under the Credit Facility.  After giving effect to the first Amendment Extension letter, the earliest date on which any of the anticipated events of default under the Credit Facility described above would have occurred is December 20, 2009.

Item 8.01. Other Events.

On December 18, 2009 the Company issued a press release announcing receipt of a letter from the NYSE Amex LLC, a copy of which is furnished herewith as Exhibit 99.1.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated or expected financing arrangements; including the terms of and timing of entry into further amendments to the Second Amendment Extension Letter or the anticipated  Amended and Restated Credit Facility; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; anticipated tax refunds and the timing of receipt of any refund; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; anticipated and potential asset sales; anticipated liquidity; anticipated increase in net new orders, conditions in or recovery of the housing market, and economic conditions; the Company's long-term opportunities; the timing of future filings by the Company of its Annual and Quarterly Reports and the continued listing of the Company's common stock on the Exchange; continuing overall economic conditions and conditions in the housing and mortgage markets and industry outlook; anticipated or expected operating results, revenues, sales, net new orders, backlog, pace of sales, spec unit levels, and traffic; future or expected liquidity, financial resources, debt or equity financings, amendments to or extensions of our existing revolving Credit Facility; strategic transactions and alternatives; the anticipated impact of bank reappraisals; future impairment charges; future tax valuation allowance and its value; anticipated or possible federal and state stimulus plans or other possible future government support for the housing and financial services industries; anticipated cash flow from operations; reductions in land expenditures; the Company's ability to meet its internal financial objectives or projections, and debt covenants; the

Company's future liquidity, capital structure and finances; the Company's response to market conditions; and the Company's response to the Exchange's notice concerning listing requirements.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include our ability to amend and extend the Credit Facility; our ability to remain in compliance with the terms of the Credit Facility, including any Amended and Restated Credit Facility; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, there can be no assurance that the Company will be able to obtain any Amendment to or extension of its existing revolving Credit Facility or other alternative financing or adjust successfully to current market conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Second Limited Waiver and Amendment Extension Letter, dated as of December 18, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated December 18, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2009

Orleans Homebuilders, Inc.

By: Garry P. Herdler
Name: Garry P. Herdler
Title: Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Second Limited Waiver and Amendment Extension Letter, dated as of December 18, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated December 18, 2009 (furnished herewith).